UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 14, 2022
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2022, Upland Software, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Ulysses Aggregator, LP (the “Purchaser”), an affiliate of HGGC, LLC, to issue and sell at closing 115,000 shares of new designated Series A Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $1,000 per share (the “Initial Liquidation Preference”) for an aggregate purchase price of $115,000,000 (the “Investment”). The Company will use the proceeds of the Investment (a) for general corporate purposes and (b) for transaction-related fees and expenses.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchaser. The closing of the Investment (the “Closing”) is subject to customary closing conditions, including, among others (i) that the representations and warranties of the Purchase Agreement remain materially true and correct and the Company and the Purchaser have each performed and complied with all covenants and agreements required by the Purchase Agreement to be performed or complied with by it at or prior to the Closing, (ii) that the Company has filed with the Secretary of State of the State of Delaware a certificate of designation (the “Certificate of Designation”), in the form attached as Exhibit B to the Purchase Agreement, setting forth the rights, powers, preferences and privileges of the Series A Preferred Stock and the Company has delivered a certified copy of the filed Certificate of Designation to the Purchaser, (iii) the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the execution of the Registration Rights Agreement (as defined below), (v) the submission of an application for listing on the NASDAQ Global Market (the “Nasdaq”) of the shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) issuable upon conversion of the Series A Preferred Stock, and (vi) that the Company has delivered certain customary closing deliverables.

Designation of Series A Preferred Stock

The Series A Preferred Stock to be issued at the Closing will have the powers, designations, preferences, and other rights set forth in the Certificate of Designation. The holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) will be entitled to dividends (“Regular Dividends”) (i) at the rate of 4.5% per annum until but excluding the seven year anniversary of the Closing, and (ii) at the rate of 7% per annum on and after the seven year anniversary of the Closing, subject to an increase of 2% in certain specified circumstances. The Holders are also entitled to fully participate in any dividends or other distributions declared or paid on the Common Stock on an as-converted basis. Dividends will be payable quarterly in arrears, and may be paid, at the Company’s option, in cash or by increasing the Liquidation Preference of each share of Series A Preferred Stock by the amount of the applicable dividend. The Company’s ability to pay cash dividends is subject to the restrictions under its existing credit agreement. The Series A Preferred Stock will rank senior to the Common Stock with respect to distribution rights and rights upon liquidation, dissolution or winding up (“Liquidation”) dissolution of the Company, on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock with respect to distribution rights and rights upon Liquidation, junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock with respect to distribution rights and rights upon Liquidation and junior in right of payment to the Company’s existing and future indebtedness. Upon a Liquidation, each share of Series A Preferred Stock would be entitled to receive an amount equal to (i) the Initial Liquidation Preference, plus (ii) any accrued and unpaid dividends on such share of Series A Preferred Stock to, but excluding, the date of payment of such amounts (the “Liquidation Preference”).

Conversion Rights

Each Holder will have the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $17.50 per share subject to certain customary adjustments in the event of certain events affecting the price of the Common Stock (the “Conversion Price”).

Until stockholder approvals contemplated by NASDAQ Listing Standard Rules 5635(a), (b) and (d), as applicable, with respect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the limitations imposed by such rules, the aggregate number of shares of Common Stock issuable or deliverable upon conversion of any Series A Preferred Stock together with any shares of Common Stock held by the Purchaser on the date of the Closing (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock) is capped at 19.9% of the shares of Common Stock issued and outstanding as of the date of the Closing (the “Issuance Limitation”).

Redemption and Repurchase Rights

The Company may redeem all or any of the Series A Preferred Stock for cash at any time beginning seven years after the Closing at a price equal to 105% of the Liquidation Preference plus accrued and unpaid dividends to, but excluding, the redemption date. Upon a “Fundamental Change” (involving a change of control as further described in the Certificate of Designation), each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series A Preferred Stock for an amount equal to greater of (i) the sum of 105% of the Liquidation Preference and a customary make-whole amount, and (ii) the amount that such Holder would have received had such Holder, immediately prior to such “Fundamental Change,” converted the Holder’s Series A Preferred Stock into Common Stock, without regard to the Issuance Limitation.

Voting and Consent Rights

The Holders generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis.

Additionally, subject to certain exceptions, the consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock (the “Majority Holders”) will be required for so long as shares representing 25% of the Series A Preferred Stock outstanding as of the Closing remain outstanding for, among other things, (i) amendments to the Company’s Certificate of Incorporation, the Certificate of Designation or the Company’s Bylaws that adversely affect the rights, preferences and privileges or powers, or otherwise amend the terms, of the Series A Preferred Stock, (ii) any increase or decrease of the authorized number of shares of Series A Preferred Stock, (iii) any issuances of shares of (a) any class or series of the Company’s stock (other than the Series A Preferred Stock), the terms of which would result in such class or series ranking equally with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the distribution of assets upon the Company’s liquidation, dissolution or winding up, (b) any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, or (c) other securities or equity interests that would have or that do have preferences or relative, participating, option, special or other rights senior to or on parity with the Series A Preferred Stock, (iv) the creation of securities having preferences or relative, participating, option, special or other rights senior to or on parity with, the Series A Preferred Stock, (v) the Company to redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company, subject to certain exceptions, (vi) the Company to enter into a transaction with an affiliate of the Company or any of its subsidiaries that is material to the Company and its subsidiaries, (vii) the Company to incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, subject to certain exceptions, (viii) any action to deregister the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or delist the Common Stock from the Nasdaq, or (ix) any dissolution, liquidation, bankruptcy or winding up of the Company. In addition, any action that would adversely affect the rights of any Holder of Series A Preferred Stock in a manner disproportionate to the other Holders of Series A Preferred Stock will require the consent of such affected Holder.

Preemptive Rights

Subject to certain customary exceptions, if the Company makes any non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of, the Company (subject to certain customary exceptions), each Holder shall have the right to acquire from the Company its pro rata portion of the securities being offered for the same price and on the same terms as that offered to the other purchasers of such securities.

Registration Rights Agreement

The Purchaser will have certain customary registration rights, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggy back rights, pursuant to a Registration Rights Agreement to be entered into at Closing with respect to any shares of Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock.

Board Rights

The Majority Holders, voting as a separate class, will have the right to elect, for so long as the Purchaser and its affiliates beneficially own in the aggregate at least 5% (the “Ownership Condition”) of the shares of Common Stock on a fully diluted basis including the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, one member (the “Series A Director”) of the Company’s board of directors (the “Board”). In addition, the Majority Holders, voting as a separate class, will have the right to elect, for so long as the Purchaser and its affiliates own in the aggregate at least 10% of the shares of Series A Preferred Stock (or Common Stock into which it is convertible) outstanding as of the Closing, one non-voting observer to the Board. The Series A Director will entitled to serve on each committee of the Board, subject to applicable rules and regulations of the Nasdaq.

The Certificate of Designation provides that the initial Series A Director shall be David Chung, and that Mr. Chung will be elected to the Board as promptly as possible following the Closing to serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders. Thereafter, so long as the Ownership Condition continues to be met, the Company will nominate the Series A Director for election to the Board by the Company’s stockholders.

The foregoing description of the terms of the Series A Preferred Stock, the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Purchase Agreement has been filed to provide investors and securityholders with information regarding their terms and conditions. It is not intended to provide any other information about the Purchaser or the Company. The Purchase Agreement contain representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Purchase Agreement, the Company has agreed to issue shares of Series A Preferred Stock to the Purchaser at the Closing. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D. The Purchase Agreement contains representations of the Purchaser that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Series A Preferred Stock are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of July 14, 2022, Rodney C. Favaron has resigned as President of the Company, effective August 31, 2022. John T. (Jack) McDonald, the Company’s Chair and Chief Executive Officer, will serve as the Company’s President, effective August 31, 2022. Mr. Favaron is entering into an advisory agreement with the Company pursuant to which he will serve as a strategic advisor to the Company through September 30, 2022.

Item 7.01 Regulation FD Disclosure.

On July 14, 2022, the Company issued a press release announcing the entering into of the Purchase Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporated it by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Securities Purchase Agreement, by and between Upland Software, Inc. and Ulysses Aggregator, LP, dated as of July 14, 2022.
99.1	Press Release of Upland Software, Inc. dated July 14, 2022.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill EVP, Chief Legal Officer and Secretary
Date: July 14, 2022